EXHIBIT 1

                            SHARE PURCHASE AGREEMENT


                          dated as of December 10, 2001


                                  by and among


                                 PXRE GROUP LTD.

                                       and


                             THE PURCHASERS NAMED ON
                                EXHIBIT A HERETO

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                                TABLE OF CONTENTS
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                                                                                    Page
ARTICLE I  DEFINITIONS................................................................1

1.1      Definitions..................................................................1

ARTICLE II  SALE AND PURCHASE OF COMPANY SECURITIES;

                     CLOSING..........................................................9

2.1      Sale and Purchase of Company Securities......................................9

2.2      The Closing.................................................................10

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................10

3.1      Organization and Qualification..............................................10

3.2      Authority...................................................................10

3.3      Capitalization..............................................................11

3.4      Subsidiaries; Joint Ventures................................................12

3.5      No Conflicts................................................................13

3.6      Brokers.....................................................................13

3.7      Exemption from Registration.................................................13

3.8      Litigation..................................................................13

3.9      SEC Filings and Financial Statements........................................14

3.10     Events Subsequent to the Date of the Last Financial Statement...............14

3.11     Absence of Undisclosed Liabilities..........................................15

3.12     Title to Assets, Properties and Rights......................................15

3.13     Patents, Trademarks, Copyrights and Licenses................................15

3.14     Governmental Consents.......................................................16

3.15     No Consent or Approval Required.............................................17

3.16     Compliance with Laws........................................................17

3.17     Reinsurance Contracts; Retrocession Agreements..............................17

3.18     Loss Reserves; Actuarial Reports............................................18

3.19     Taxes ......................................................................18

3.20     Employees ..................................................................19

3.21     ERISA ......................................................................20

3.22     Ordinary Course.............................................................20


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                                TABLE OF CONTENTS
                                   (continued)
                                                                                    Page

3.23     Insurance ..................................................................20

3.24     Statutory Statements........................................................21

3.25     Binding Authority...........................................................21

3.26     Material Contracts..........................................................21

3.27     Affiliate Transactions......................................................22

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.........................22

4.1      Organization; Power and Authority...........................................22

4.2      No Conflicts ...............................................................22

4.3      Investor Representations....................................................23

4.4      Additional Information......................................................24

ARTICLE V  SHAREHOLDER AND REGULATORY APPROVAL AND

         OTHER CONSENTS..............................................................24

5.1      Proxy Statement and Other Filings; Board Recommendations....................24

5.2      Shareholder Meeting.........................................................25

5.3      Connecticut Approval........................................................26

5.4      Other Authorizations; Consents..............................................27

5.5      Further Assurances..........................................................27

ARTICLE VI  COMPANY COVENANTS........................................................28

6.1      Visits and Inspections......................................................28

6.2      Maintenance of Books and Records; Financial Statements; Report; Etc.........28

6.3      Use of Proceeds.............................................................28

6.4      Shares Issuable Upon Conversion.............................................28

6.5      Public Announcements........................................................28

6.6      Exclusivity ................................................................29

6.7      Conduct of Business.........................................................29

6.8      Updating Schedules..........................................................31

ARTICLE VII  INDEMNIFICATION.........................................................32

7.1      Indemnification.............................................................32

ARTICLE VIII  CONDITIONS TO CLOSING..................................................35

8.1      The Purchasers' Conditions..................................................35


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                                TABLE OF CONTENTS
                                   (continued)
                                                                                    Page

8.2      Company's Conditions........................................................37

ARTICLE IX  TERMINATION AND ABANDONMENT..............................................38

9.1      Termination of Agreement and Abandonment of Transactions....................38

9.2      Procedures and Effect of Termination........................................39

ARTICLE X  MISCELLANEOUS.............................................................40

10.1     Notices ....................................................................40

10.2     Payment of Expenses.........................................................41

10.3     Entire Agreement............................................................41

10.4     Survival of Covenants.......................................................41

10.5     Further Assurances; Post-Closing Cooperation................................41

10.6     Waiver .....................................................................41

10.7     Amendment ..................................................................41

10.8     Third Party Beneficiaries...................................................41

10.9     No Assignment; Binding Effect...............................................41

10.10    Headings ...................................................................42

10.11    Invalid Provisions..........................................................42

10.12    Governing Law ..............................................................42

10.13    Waiver of Jury Trial........................................................42

10.14    Jurisdiction ...............................................................43

10.15    Construction ...............................................................43

10.16    Counterparts ...............................................................43

10.17    Publicity ..................................................................43

10.18    Confidentiality.............................................................43

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                                      iii

                  This SHARE PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), dated as of December 10, 2001, is made and entered into, by and among PXRE Group Ltd., a Bermuda company (the "Company"), and each of the Purchasers named on the signature page hereto (the "Purchasers" and each a "Purchaser").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Company desires to sell to the Purchasers and the Purchasers desire to purchase from the Company, Series A Convertible Voting Preferred Shares, par value $1.00 per share, Series B Convertible Voting Preferred Shares, par value $1.00 per share, and Series C Convertible Voting Preferred Shares, par value $1.00 per share, all upon the terms and conditions hereinafter set forth.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

                  "A1 Preferred Shares" means those Series A Preferred Shares issued as a sub-series and designated as A1 Preferred Shares.

                  "A2 Preferred Shares" means those Series A Preferred Shares issued as a sub-series and designated as A2 Preferred Shares.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, that Person; provided, however, that with respect to Capital Z, CZI shall not be considered an Affiliate. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

                  "Agreement" has the meaning ascribed to it in the forepart hereof.

                  "Annual Report" has the meaning ascribed to it in Section 3.9(a).

                  "Assets and Properties" means, with respect to any Person, all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory and goods.

                  "B1 Preferred Shares" means those Series B Preferred Shares issued as a sub-series and designated as B1 Preferred Shares.

                  "B2 Preferred Shares" means those Series B Preferred Shares issued as a sub-series and designated as B2 Preferred Shares.

                  "Balance Sheet" has the meaning ascribed to it in Section
3.10.

                  "Bermuda Approval" means the Bermuda Monetary Authority's prior written approval of the issuance and transferability of the Company Securities contemplated hereunder.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Bermuda and the State of New York are authorized or obligated to close.

                  "Business or Condition" means the business, condition (financial or otherwise), results of operations, Assets and Properties of the Company and each of its Subsidiaries, individually or in the aggregate.

                  "C1 Preferred Shares" means those Series C Preferred Shares issued as a sub-series and designated as C1 Preferred Shares.

                  "C2 Preferred Shares" means those Series C Preferred Shares issued as a sub-series and designated as C2 Preferred Shares.

                  "Class A Common Shares" means the Class A Convertible Voting Common Shares, par value $1.00 per share, of the Company issuable upon conversion of the Series A Preferred Shares and having the rights, restrictions and preferences specified in the Description of Stock.

                  "Class B Common Shares" means the Class B Convertible Voting Common Shares, par value $1.00 per share, of the Company issuable upon conversion of the Series B Preferred Shares and having the rights, restrictions and preferences specified in the Description of Stock.



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

                  "Class C Common Shares" means the Class C Convertible Voting Common Shares, par value $1.00 per share, of the Company issuable upon conversion of the Series C Preferred Shares and having the rights, restrictions and preferences specified in the Description of Stock.

                  "Closing" means the closing of the transactions contemplated by Section 2.2.

                  "Closing Date" has the meaning ascribed to it in Section
2.2(a).

                  "Common Shares" has the meaning ascribed to it in Section 3.3(a).

                  "Company" has the meaning ascribed to it in the forepart of this Agreement.

                  "Company Securities" means, collectively, the Preferred Shares, the Class A Common Shares, Class B Common Shares and Class C Common Shares issuable upon conversion of the Preferred Shares and the Common Shares issuable upon conversion of the Class A Common Shares, Class B Common Shares and Class C Common Shares.

                  "Connecticut Approval" has the meaning ascribed to it in
Section 5.3.

                  "Connecticut Department" means the Insurance Department of the State of Connecticut.

                  "Connecticut Insurance Law" means the insurance Law of the State of Connecticut.

                  "Contract" means any agreement (including licenses with non-governmental Persons), lease, evidence of Indebtedness, mortgage, indenture, security agreement or other instrument or contract, whether written or oral.

                  "Convertible Common Shares" means Class A Common Shares, Class B Common Shares and Class C Common Shares.

                  "CZI" means Capital Z Investments, L.P. and Capital Z Investments II, L.P.

                  "Description of Stock" means the Description of Stock of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Class A Common Shares, the Class B Common Shares and the Class C Common Shares in the form attached as Exhibit B hereto.

                  "Encumbrance" means any security interest, lien, pledge, claim, charge, escrow, encumbrance, option, right of first offer, right of first refusal, preemptive right, mortgage, indenture, security agreement or other similar agreement, arrangement, contract, commitment, understanding or obligation, whether written or oral and whether or not relating in any way to credit or the borrowing of money.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

                  "ERISA Affiliate" shall mean, with respect to the Company, any trade or business (whether or not incorporated) under common control with the Company and which, together with the Company, are treated as a single employer within the meaning of Sections 414(b) or (c) of the IRC, excluding each Purchaser and each other Person which would not be an ERISA Affiliate if Purchaser did not own any issued and outstanding shares of stock of the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                  "Existing Equity Plans" has the meaning ascribed to it in
Section 6.6.

                  "Expense Letter" means that certain letter agreement, dated as of November 16, 2001, as amended pursuant to that certain Letter Amendment dated as the date hereof, by and between the Company and certain of the Purchasers pursuant to which the Company agreed to reimburse the Purchasers for certain expenses.

                  "Fee Letter" means that certain letter agreement, dated as of November 18, 2001, by and between the Company and certain of the Purchasers.

                  "Financial Statements" has the meaning ascribed to it in
Section 3.9(b).

                  "Form A Filing" has the meaning ascribed to it in Section 5.3.

                  "GAAP" has the meaning ascribed to it in Section 3.9(b).

                  "Governmental Authorizations" has the meaning ascribed to it in Section 3.14(a).

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official, department, commission board or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "HSR Approval" means any approvals required by the HSR Act in connection with the issuance of the Company Securities and all other transactions contemplated hereunder.

                  "Indebtedness" means (a) all indebtedness of the Company, including the principal of, and premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws, whether or not allowable as a claim in such proceeding) on, all indebtedness, whether outstanding currently or hereafter created (i) for borrowed money, (ii) for money borrowed by others and guaranteed, directly or indirectly, by the Company, (iii) for money borrowed by others for which the Company provides security, (iv) constituting purchase money indebtedness the payment of which the Company is directly or contingently liable, (v) under any lease of any real or personal property, which obligations are capitalized on the Company's books in accordance with generally accepted accounting principles or (vi) under any other arrangement under which obligations are recorded as indebtedness on the Company's books in accordance with generally accepted accounting principles and (b) any modifications, refundings, deferrals, renewals or extensions of any such Indebtedness, or securities, notes or other evidences of indebtedness issued in exchange for such Indebtedness; provided that Indebtedness shall not include intercompany indebtedness outstanding or hereafter created between the Company and any of its direct or indirect wholly-owned Subsidiaries or between any two of more such direct or indirect wholly-owned Subsidiaries of the Company.

                  "Intellectual Property" means trademarks and service marks (whether registered or unregistered), trade names and designs, together with all goodwill related to the foregoing; patents (including any continuations, continuations in part, renewals and applications for any of the foregoing); copyrights (including any registrations and applications therefor and whether registered or unregistered); internet domain names; computer software; databases; works of authorship; mask works; technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information.

                  "Investment Agreement" means the Investment Agreement by and among the Company and the Purchasers, the form of which is attached as Exhibit C hereto.

                  "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Law" or "Laws" means, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Liabilities" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

                  "Losses" has the meaning ascribed to it in Section 7.1(a).

                  "Material Adverse Effect" means a material adverse effect on
(x) the business, operations or financial position of any of the Company and its Subsidiaries, taken as a whole, (y) the ability of the Company to perform in a timely manner any of its obligations under this Agreement or any of the other Operative Documents or any transaction contemplated hereby or thereby or (z) the legality, validity or enforceability of this Agreement and the other Operative Documents; provided, however, that any change, effect, event condition or development, occurrence or state of facts resulting from or arising in connection with the following shall not constitute a Material Adverse Effect for purposes of this Agreement, the other Operative Documents and the transactions contemplated hereby and thereby:

                  (i) the public announcement of this Agreement and the transactions herein contemplated;

                  (ii)     changes in Law, GAAP or SAP; or

                  (iii) changes in the value of the Company's fixed income investment portfolio (for purposes of clarification, investments in hedge funds and similar investments are excluded from such investment portfolio) resulting from changes in prevailing interest rates.

                  Notwithstanding the foregoing, the following shall be excluded from the determination of whether a Material Adverse Effect has occurred solely to the extent that they do not collectively exceed $18 million in the aggregate on a net after-tax basis, in each case, with respect to such matter: (A) losses arising solely from a single loss occurrence occurring after the date hereof but prior to the Closing (after giving effect to any applicable reinsurance recoverable due to the Company, any reinstatement premiums due to or payable by the Company and any adjustments in profit and ceding commissions, in each case relating to such losses) and (B) any Loss Development (as such term is described in the Description of Stock).

                  "Material Contracts" means (i) all of the Company's and its Subsidiaries' Contracts which involve aggregate payments over the term of each such Contract by or to the Company or its Subsidiaries of more than $1 million or which extend for a term of more than a year from the date hereof, (ii) all of the Company's and its Subsidiaries' material loan agreements, bank lines or credit agreements, indentures, mortgages, deeds of trust, pledge and security agreements, letters of credit or other debt instruments, (iii) all employment contracts entered into by the Company or any of its Subsidiaries, (iv) any guarantees of more than $1 million (individually) by the Company or any of its Subsidiaries, (v) all non-competition and other similar agreements (including without limitation those limiting the Company or any Affiliate thereof from directly or indirectly engaging in any line of business, offering any products or services or otherwise competing with any Person) and (vi) all other material contracts not made in the ordinary course of business; provided that Material Contracts shall not include reinsurance agreements or retrocessional agreements entered into in the ordinary course of business of the Company and its Reinsurance Subsidiaries.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which Company, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Operative Documents" means this Agreement, the Investment Agreement, the Expense Letter, the Fee Letter, all other agreements to be executed and delivered pursuant to this Agreement between one or more Purchasers, on the one hand, and the Company, on the other hand, the Description of Stock and all other documents, certificates or instruments as may be contemplated hereby or thereby, as modified or amended from time to time.

                  "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Post-Signing Events" has the meaning ascribed to it in
Section 6.8(a).

                  "Pre-Signing Events" has the meaning ascribed to it in Section 6.8(a).

                  "Preferred Shares" means the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, and any sub-series established thereof, in each case having the rights, restrictions, privileges and preferences specified in the Description of Stock.

                  "Proxy Statement" means the proxy statement to be delivered to the shareholders of the Company in connection with the special meeting of the Company's shareholders to consider the proposals to (i) authorize the issuance of the Company Securities in accordance with this Agreement or in accordance with the terms of the Preferred Shares or the Convertible Common Shares, as the case may be, (ii) create Convertible Common Shares, (iii) increase the size of the Board of Directors from nine members to eleven members and (iv) establish Class IV Directors and the terms of election or appointment thereof by the holders of the Preferred Shares and the Convertible Common Shares.

                  "Public Offering" means the offer for sale to the public in an underwritten offering of Common Shares pursuant to an effective registration statement filed under the Securities Act.



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

                  "Purchase Price" has the meaning ascribed to it in Section
2.1.

                  "Purchasers" has the meaning ascribed to it in the forepart of this Agreement.

                  "Quarterly Report" has the meaning ascribed to it in Section 3.9(a).

                  "Reinsurance Agreements" has the meaning ascribed to it in
Section 3.17(a).

                  "Reinsurance Subsidiary" means each of PXRE Reinsurance Ltd., a company organized under the laws of Bermuda and a direct wholly-owned subsidiary of the Company, PXRE (Barbados) Ltd., a company organized under the laws of Barbados and a direct wholly-owned subsidiary of the Company, and PXRE Reinsurance Company, an insurance company organized under the laws of Connecticut and an indirect wholly-owned Subsidiary of the Company.

                  "SAP" means, with respect to a reinsurance or insurance company, the accounting procedures and practices prescribed or permitted from time to time by the National Association of Insurance Commissioners and adopted or promulgated by the insurance regulatory authority in the state in which such reinsurance or insurance company is domiciled and employed in a consistent manner throughout the periods involved; provided that, with respect to reinsurance or insurance companies not domiciled in the United States, SAP shall mean the accounting procedures and practices adopted or promulgated from time to time by the insurance regulatory authority in the jurisdiction in which such reinsurance or insurance company is domiciled.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SEC Document" means each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 2000.

                  "Securities Act" means the Securities Act of 1933, as amended, of the United States of America and the rules and regulations of the SEC thereunder.

                  "Series A Preferred Shares" means the Series A Convertible Voting Preferred Shares, par value $1.00 per share, including shares allocated as sub-series A1 Preferred Shares and A2 Preferred Shares, issued pursuant to this Agreement and having the rights, restrictions, privileges and preferences specified in the Description of Stock.

                  "Series B Preferred Shares" means the Series B Convertible Voting Preferred Shares, par value $1.00 per share, including shares allocated as sub-series B1 Preferred Shares and B2 Preferred Shares, issued pursuant to this Agreement and having the rights, restrictions, privileges and preferences specified in the Description of Stock.

                  "Series C Preferred Shares" means the Series C Convertible Voting Preferred Shares, par value $1.00 per share, including shares allocated as sub-series C1 Preferred Shares and C2 Preferred Shares, issued pursuant to this Agreement and having the rights, restrictions, privileges and preferences specified in the Description of Stock.

                  "Shareholder Approval" means the Company's shareholders' approval of the following matters, in each case as described in the Proxy
Statement: (i) the issuance of the Company Securities in accordance with this Agreement or in accordance with the terms of the Preferred Shares or the Convertible Common Shares, as the case may be, (ii) the creation of Convertible Common Shares, (iii) an increase in the size of the Board of Directors from nine members to eleven members and (iv) the establishment of Class IV Directors and the terms of election or appointment thereof by the holders of the Preferred Shares and the Convertible Common Shares.

                  "Shareholders' Meeting" means the special meeting of the Company's shareholders to be held by the Company in accordance with Section 5.2 hereof.

                  "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

                  "Taxes" has the meaning ascribed to it in Section 3.19(a).

                  "Tax Returns" has the meaning ascribed to it in Section
3.19(a).

                  "Transfer" means, directly or indirectly, any sale, transfer, assignment, hypothecation, pledge or other disposition of any Company Securities or any interests therein.

                  "Unsolicited Proposal" has the meaning ascribed to it in
Section 6.6.

                  "Welfare Plan" shall mean any welfare plan, as defined in
Section 3(1) of ERISA, which is maintained or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate.

                                   ARTICLE II

                SALE AND PURCHASE OF COMPANY SECURITIES; CLOSING

                  2.1 Sale and Purchase of Company Securities. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Purchasers and the Company contained herein or made pursuant hereto, the Company agrees to sell to each of the Purchasers, and each Purchaser severally agrees to purchase from the Company on the Closing Date, the number of Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares set forth opposite such Purchaser's name on Exhibit A hereto. The aggregate principal purchase price to be paid to the Company by each such Purchaser for such Preferred Shares is specified opposite each respective Purchaser's name on Exhibit A (such amount, the "Purchase Price").

                  2.2 The Closing.

                  (a) Subject to the terms and conditions hereof, the closing (the "Closing") of the purchase and sale of the Preferred Shares will take place at the offices of Conyers Dill & Pearman, Clarendon House, Church Street, Hamilton, Bermuda, or at such other place as the Company and Purchasers shall mutually agree, at 10:00 A.M., Bermuda time, on the fifth Business Day following the date on which the last of the conditions to Closing set forth in Sections
8.1 and 8.2 have been satisfied or waived by the party or parties entitled to waive the same or such other date as to which the Company and the Purchasers shall mutually agree (the date and time of the Closing are herein referred to as the "Closing Date").

                  (b) Subject to the terms and conditions hereof, on the Closing Date (i) the Company will deliver to the Purchasers the Preferred Shares by delivering to each Purchaser a certificate, registered in the name of such Purchaser (or its designee, if any such designee is specified on Exhibit A) and reflecting the number of Preferred Shares purchased by such Purchaser and (ii) each Purchaser will deliver to the Company, by wire transfer to an account designated by the Company, an amount equal to the Purchase Price for such Preferred Shares in federal or other immediately available funds. At the Closing, there shall be delivered to the Company's U.S. Counsel in New York and the Purchasers' U.S. Counsel in New York, as the case may be, the opinions, certificates and other agreements, documents and instruments to be delivered under Article VIII.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Purchasers as follows:

                  3.1 Organization and Qualification. The Company and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each Subsidiary is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction where the nature of its business or the ownership of property make such qualification necessary, except where the failure to be so qualified, individually or in the aggregate with all such failures, would not and could not reasonably be expected to have a Material Adverse Effect.

                  3.2 Authority.

                  (a) The Company has full power and authority to execute and deliver this Agreement and the other Operative Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (subject to the Shareholder Approval, the Bermuda Approval and the Connecticut Approval). The execution, delivery and performance by the Company of this Agreement, the Expense Letter and the Fee Letter and the consummation by it of the transactions contemplated hereby and thereby have been, and the other Operative Documents will be, duly and validly authorized by all necessary action by its Board of Directors, and no other corporate action (other than the Shareholder Approval solely with respect to the matters described in the definition of such term) is necessary to authorize the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement, the Expense Letter and the Fee Letter have been, and on the Closing Date, the other Operative Documents will be, duly and validly executed and delivered by the Company and this Agreement, the Expense Letter and the Fee Letter constitute, and on the Closing Date the other Operative Documents will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                  (b) The Board of Directors by resolutions duly adopted at a meeting duly called and held has unanimously (i) determined that this Agreement, the issuance and sale of the Company Securities and the other transactions contemplated hereby are advisable and in the best interests of the Company and its shareholders and (ii) has approved this Agreement, the issuance and sale of the Company Securities and the other transactions contemplated hereby.

                  3.3 Capitalization.

                  (a) The authorized capital stock of the Company consists of:
(i) 50,000,000 common shares, par value $1.00 per share (the "Common Shares"), of which 11,878,017 were issued and outstanding on December 7, 2001; and (ii) 10,000,000 undesignated preferred shares, par value $1.00 per share, none of which were issued and outstanding on the date hereof. As of the Closing, the authorized capital stock of the Company will consist of: (i) 30,000,000 Common Shares, (ii) 10,000,000 Class A Common Shares, (iii) 6,666,666 2/3 Class B Common Shares, (iv) 3,333,333 1/3 Class C Common Shares and (v) 10,000,000 preferred shares, par value $1.00 per share, of which 15,000 shares will be designated as Series A Preferred Shares (of which 10,000 shares will be sub-designated as A1 Preferred Shares and 5,000 shares will be sub-designated as A2 Preferred Shares), 10,000 shares will be designated as Series B Preferred Shares (of which 6,666 2/3 shares will be sub-designated as B1 Preferred Shares and 3,333 1/3 shares will be sub-designated as B2 Preferred Shares) and 5,000 shares will be designated as Series C Preferred Shares (of which 3,333 2/3 shares will be sub-designated as C1 Preferred Shares and 1,666 1/3 shares will be sub-designated as C2 Preferred Shares). When issued, all Company Securities will be duly authorized, validly issued, fully paid and non-assessable. As of the Closing, the Preferred Shares and Common Shares shall constitute the only equity securities of the Company outstanding other than as disclosed in Schedule
3.3. On the Closing Date, the Company shall have reserved sufficient Class A Common Shares, Class B Common Shares and Class C Common Shares for issuance upon conversion of the Preferred Shares and sufficient Common Shares for issuance upon conversion of the Class A Common Shares, Class B Common Shares and Class C Common Shares. All Class A Common Shares, Class B Common Shares and Class C Common Shares issuable upon conversion of the Preferred Shares and all Common

Shares issuable upon conversion of the Class A Common Shares, Class B Common Shares and Class C Common Shares will, when issued, be duly authorized, validly issued, fully paid and non-assessable. None of the Company Securities are subject to preemptive or similar rights.

                  (b) Except as set forth on Schedule 3.3, and as contemplated by this Agreement and the other Operative Documents, no Common Shares, Class A Common Shares, Class B Common Shares or Class C Common Shares are reserved for issuance other than Common Shares, Class A Common Shares, Class B Common Shares or Class C Common Shares reserved in accordance with Section 6.4 hereof.

                  (c) Except as set forth on Schedule 3.3, there are no outstanding options, warrants, subscriptions, rights, convertible or exchangeable securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer Common Shares or other capital stock or equity securities of the Company.

                  (d) Except as set forth on Schedule 3.3, and except as provided in the Investment Agreement, there are no outstanding registration rights with respect to any Common Shares or other capital stock or equity securities of the Company.

                  (e) Except as set forth on Schedule 3.3, and except as provided by the terms of the Company Securities, there are no anti-dilution protections or other adjustment provisions in existence with respect to any Common Shares or other capital stock or equity securities of the Company.

                  (f) Except as set forth on Schedule 3.3, there are no voting trusts, shareholder agreements, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the issuance, sale, redemption, registration, voting or transfer or other disposition of Common Shares or other capital stock or equity securities of the Company

                  3.4 Subsidiaries; Joint Ventures.

                  (a) The Company's only Subsidiaries are those set forth on
Schedule 3.4 hereto. The capital stock of such Subsidiaries is owned, beneficially and of record and free and clear of all Encumbrances, by the Company or a direct or indirect wholly owned Subsidiary thereof as set forth on
Schedule 3.4 hereto.

                  (b) All outstanding capital stock of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. There are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which any Subsidiary may become obligated to issue, sell or transfer any shares of its capital stock or other securities.

                  (c) Except as set forth on Schedule 3.4, neither the Company nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person.

                  3.5 No Conflicts. Except as set forth on Schedule 3.5 hereto, the execution and delivery by the Company of this Agreement and the other Operative Documents, the performance by the Company of its obligations under this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Company's organizational documents, (ii) conflict with, or constitute a default under, any Contract to which the Company or any Subsidiary is a party, (iii) result in any violation of any Law or order, judgment or decree of any court or Governmental or Regulatory Authority having jurisdiction over the Company or any of its assets or properties or (iv) result in, or require, the creation or imposition of any Encumbrance upon any of the assets or properties of the Company, which, in the case of clause (ii), (iii) or (iv) above, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect.

                  3.6 Brokers. Other than Lazard Freres & Co. LLC, no agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with the transactions contemplated by this Agreement or the other Operative Documents on the basis of any act or statement made or alleged to have been made by the Company or any of its Affiliates, directors, officers or other representatives.

                  3.7 Exemption from Registration. Assuming the accuracy on the date hereof and on the Closing Date of the representations and warranties of each Purchaser set forth in Section 4.3 below, (i) the issuance and the sale of the Preferred Shares to the Purchasers hereunder is, and (ii) the issuance of the Class A Common Shares, Class B Common Shares and Class C Common Shares upon conversion of the Preferred Shares and the issuance of Common Shares upon conversion of Class A Common Shares, Class B Common Shares and Class C Common Shares will be, exempt from the registration requirements of the Securities Act. Neither the Company nor any Person authorized to act on the Company's behalf has taken any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering or issuance of the Company Securities under the Securities Act) which could be reasonably expected to subject the offering, issuance or sale of the Company Securities to the registration requirements of
Section 5 of the Securities Act.

                  3.8 Litigation. Except as set forth in Schedule 3.8, there are no actions, suits, proceedings or investigations pending, or to the knowledge of the Company or any of its Subsidiaries, threatened, against or affecting the Company or any Subsidiary, other than those that, individually or in the aggregate, would not and could not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance in all material respects with (i) all orders or judgments issued by any Governmental or Regulatory Authority with respect to the Company or any Subsidiary thereof and
(ii) all consent decrees and other agreements with any Governmental or Regulatory Authority to which the Company or any Subsidiary thereof is a party or by which any of their respective assets are bound.

                  3.9 SEC Filings and Financial Statements.

                  (a) The Company has filed all forms, reports and documents required to be filed by it pursuant to Section 13 or Section 15(d) of the Exchange Act within the last 12 months on a timely basis or has received and complied with a valid extension of time for filing. The Company has made available to the Purchasers the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Annual Report") and the Company's Quarterly Reports on Form 10-Q and/or Form 10-QA for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (the Quarterly Report for the fiscal quarter ended September 30, 2001 hereinafter referred to as the "Quarterly Report"). Except as set forth on Schedule 3.9, all Company filings with the SEC from and after December 31, 2000 complied as to form and substance in all material respects with the rules and regulations of the Commission under the Exchange Act on the respective date of filing and as of such date (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Except as set forth on Schedule 3.9, each of the consolidated financial statements (including, in each case, any related notes thereto) (collectively, the "Financial Statements") contained in the Annual Report and the Quarterly Report (i) was prepared in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the Commission on Form 10-Q under the Exchange Act) and (ii) fairly presents in all material respects the consolidated financial position of the Company as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements in the Quarterly Report were or are subject to normal and recurring year-end adjustments, none of which are reasonably expected to be material in nature.

                  3.10 Events Subsequent to the Date of the Last Financial Statement. Except as otherwise disclosed in the SEC Documents, the Statutory Statements, the Financial Statements or Schedule 3.10, since September 30, 2001, except as contemplated by this Agreement, reflected on Schedule 3.10 or on the balance sheet contained in the Quarterly Report (the "Balance Sheet") the Company has not (i) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset necessary for the operation of its business substantially as now conducted, (ii) suffered any loss of property (other than in the ordinary course of business of the Company and its Subsidiaries), or waived any right of substantial value to the Company or a Subsidiary of the Company or (iii) entered into any commitment, obligation, understanding or other arrangement, contingent or otherwise, to effect, directly or indirectly, any of the foregoing. Except as otherwise disclosed in the SEC Documents, the Statutory Statements, the Financial Statements or Schedule 3.10, since September 30, 2001, no events have occurred which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect.

                  3.11 Absence of Undisclosed Liabilities. Except as reflected in the Annual Report or the Quarterly Report or reserved against in the financial statements contained therein or in the notes thereto or otherwise disclosed in the SEC Documents, the Statutory Statements, the Financial Statements or Schedule 3.11, there are no Liabilities of, relating to or affecting the Company or any Subsidiary of the Company or any of their respective Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2000.

                  3.12 Title to Assets, Properties and Rights. The Company (or a Subsidiary of the Company) has good and marketable title (or a valid leasehold interest) to all of the Assets and Properties (whether real, personal or mixed) necessary for the conduct of the business of Company and its Subsidiaries substantially as now conducted, free and clear of all Encumbrances, except for
(i) liens for current taxes, assessments and other governmental charges not yet due and payable or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded for which reserves have been established as required by GAAP or SAP; (ii) easements, covenants, conditions and restrictions (whether or not of record) as to which no material violation or encroachment exists or, if such violation or encroachment exists, as to which the cure of such violation or encroachment would not materially interfere with the conduct of the Company's business; (iii) any zoning or other governmentally established restrictions or encumbrances; (iv) workers or unemployment compensation liens arising in the ordinary course of business; (v) carriers', landlords', mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts which are not delinquent, which remain payable without penalty or which are being contested in good faith and by appropriate proceedings, (vi) purchase money liens on any office equipment hereafter acquired or the assumption of any lien on such office equipment; or (vii) Encumbrances disclosed on Schedule 3.12 or any minor imperfection of title or Encumbrances which, individually or in the aggregate with other Encumbrances, do not and could not reasonably be expected to materially impair the use or value of the Assets and Properties of the Company and its Subsidiaries. Such Assets and Properties are in such operating condition and repair as is suitable for the uses for which they are used in the Company's business, are not subject to any condition which materially interferes with the use thereof by the Company or a Subsidiary of Company, as the case may be, and constitute all assets, properties, interests in properties and rights necessary to permit the Company and its Subsidiaries to carry on their business after the Closing substantially as conducted by the Company and its Subsidiaries prior thereto.

                  3.13 Patents, Trademarks, Copyrights and Licenses. The Company (or a Subsidiary) owns or has the right pursuant to a license to use all the Intellectual Property necessary for the conduct of the business of the Company and its Subsidiaries as now conducted. To the best knowledge of the Company, neither the Company nor any Subsidiary has interfered with, infringed upon or misappropriated any Intellectual Property rights of any Person, and except as set forth on Schedule 3.13, neither the Company nor any Subsidiary has received from any Person in the past two years any notice, charge, complaint, claim or assertion thereof, and no such claim is impliedly threatened by an offer to license from another Person under a claim of use.

                  3.14 Governmental Consents.

                  (a) The Company and each of its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses (including without limitation insurance licenses), authorizations, permits, certificates, inspections and franchises (collectively, "Governmental Authorizations") necessary to continue to conduct the business of the Company and its Subsidiaries as now conducted and to own or lease and operate the Assets and Properties necessary for the conduct by the Company and its Subsidiaries of their business as now conducted, all of which are valid and in full force and effect, except for such failures that, individually or in the aggregate, do not have and could not reasonably be expected to have a Material Adverse Effect.

                  (b) Each of the Reinsurance Subsidiaries is duly licensed, authorized, approved or accredited (as required by the respective jurisdiction) to conduct a reinsurance business in the jurisdictions listed on Schedule 3.14, and is not transacting any insurance or reinsurance business in any jurisdiction in which it is not so licensed, authorized, approved, accredited (as the case may be) or otherwise permitted to transact such business.

                  (c) Except as set forth in Schedule 3.14:

                        (i) neither the Company nor any of its Subsidiaries has received any notice, oral or written, (A) that it is required to obtain, or that it is engaging in any activity that would require it to obtain, any Governmental Authorization that it does not now possess or (B) that it is engaging in any activity that would cause modification, limitation, non-renewal, revocation or suspension of any Governmental Authorization and no action, inquiry, investigation or proceeding looking to or contemplating any of the actions specified in clauses (A) and (B) above is pending or, to the knowledge of the Company, threatened;

                        (ii) all reports, statements, documents, registrations, filings and submissions to state insurance regulatory authorities submitted or made by the Company or its Subsidiaries complied in all material respects with applicable Law in effect when filed, and in each instance were filed in all material respects on a timely basis;

                        (iii) no material deficiencies have been asserted by any such regulatory authority with respect to any such reports, statements, documents, registrations, filings or submissions that have not been satisfied in all material respects

                        (iv) the Company has made available for inspection by the Purchasers all filings made by the Reinsurance Subsidiaries with any Governmental or Regulatory Authority since December 31, 1998, including, without limitation, each Statutory Statement, and any reports of examination, market conduct studies or other reports relating to any Reinsurance Subsidiary issued by any Governmental or Regulatory Authority since December 31, 1998.

                  3.15 No Consent or Approval Required. No consent, approval, waiver, permit, order or authorization of, or declaration to or filing with, any Person or Governmental or Regulatory Authority, and no consent under any permit or any Contract is required by the Company or any of its Subsidiaries for the valid authorization, execution and delivery by the Company of this Agreement, the other Operative Documents or its consummation of the transactions contemplated hereby and thereby, other than (i) those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be prior to the Closing Date, (ii) required filings with the SEC and the New York Stock Exchange, (iii) the obtaining of the Bermuda Approval, (iv) the Shareholder Approval, (v) the Connecticut Approval, (vi) HSR Approval, and
(vii) the consents described on Schedule 3.15.

                  3.16 Compliance with Laws. The Company and each of its Subsidiaries has duly complied in all material respects with, and their Assets and Properties, business operations and leaseholds used in connection with the business of the Company and its Subsidiaries are in material compliance with, the provisions of all Laws applicable to the Company and each of its Subsidiaries, Assets and Properties and the conduct of their business, and there have been no citations, notices or orders of noncompliance issued to the Company or any of its Subsidiaries under or with respect to any such Law.

                  3.17 Reinsurance Contracts; Retrocession Agreements.

                  (a) Each retrocession and reinsurance agreement pursuant to which a Reinsurance Subsidiary has ceded, transferred, reinsured or assumed any obligations or liabilities under any reinsurance or insurance agreement with respect to which such Reinsurance Subsidiary has booked any liability or recoverable or under which such Reinsurance Subsidiary has any contingent liabilities or rights (collectively, the "Reinsurance Agreements") is in full force and effect. Each such Reinsurance Agreement is a valid and binding agreement of the applicable Reinsurance Subsidiary, enforceable against such Reinsurance Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)). To the knowledge of the Company, each Reinsurance Agreement is a valid and binding obligation of each other party thereto, enforceable against such party in accordance with the terms of such Reinsurance Agreement (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)).

                  (b) Except as noted on Schedule 3.17, no Reinsurance Subsidiary, nor, to the knowledge of the Company, any other party to a Reinsurance Agreement pursuant to which such Reinsurance Subsidiary has ceded, transferred or reinsured any obligations or liabilities ("Retrocessional Agreements") is in default in any material respect as to any provision thereof, and no such Retrocession Agreement contains any provision providing that the other party thereto may commute or, in the case of any Retrocession Agreement whose term has not previously expired, terminate such Retrocession Agreement by reason of the transactions contemplated by this Agreement or the other Operative Documents. Each Reinsurance Subsidiary party to a Retrocession Agreement is entitled to take full credit (except as set forth on Schedule F of such Reinsurance Subsidiary's Statutory Statement or on Schedule 3.17) in its respective Statutory Statements pursuant to applicable Laws for all reinsurance and coinsurance ceded pursuant to any Retrocession Agreement to which such Reinsurance Subsidiary is party. Except as set forth in Schedule 3.17, (i) to the knowledge of the Company, none of the other parties to any such Retrocession Agreement is insolvent or the subject of a rehabilitation, (ii) to the knowledge of the Company, the financial condition of any such other party to a Retrocession Agreement is not impaired to the extent that a default thereunder is reasonably anticipated and (iii) no notice of intended cancellation or termination has been received by the Company or any of its Subsidiaries from any of such other parties.

                  3.18 Loss Reserves; Actuarial Reports. The reserves for payment of benefits, losses, claims and expenses under all reinsurance and retrocession agreements to which any Reinsurance Subsidiary is a party reflected in, or included with, the financial statements set forth in the Statutory Statements and Financial Statements (i) were computed in accordance with Standards of Practice issued by the Actuarial Standards Board (including the Casualty Actuarial Society's Statement of Principles Regarding Property and Casualty Loss and Loss Adjustment Expense Reserves), (ii) are based on actuarial assumptions that are consistent with the relevant contract provisions and (iii) are in compliance with the requirements of applicable Law. The admitted assets of each Reinsurance Subsidiary as determined under applicable Laws are in an amount at least equal to the minimum amounts required by applicable Laws. The Company has made available to the Purchasers a true and complete copy of all actuarial reports prepared by actuaries, independent or otherwise, with respect to any Reinsurance Subsidiary in the last 24 months, together with all attachments, addenda, supplements and modifications thereto.

                  3.19 Taxes.

                  (a) The Company and each Subsidiary of the Company has filed all material federal, state, local, foreign and other tax returns, statements, forms and reports, and any other returns (including information returns), statements, forms and reports ("Tax Returns") with all Governmental or Regulatory Authorities required to be filed by it. The Company and each Subsidiary has paid or caused to be paid, or duly reserved for in the Financial Statements, all taxes, fees, assessments and other governmental charges or levies (including interest and penalties) ("Taxes") owed by the Company and each Subsidiary of the Company. The Company and each Subsidiary of the Company has withheld and paid all Taxes required to have been withheld and paid, including

Taxes in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. Neither the Company nor any Subsidiary of the Company has any material liabilities for Taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by it in accordance with GAAP or SAP, as the case may be. There are no applicable Taxes, fees or other governmental charges payable by the Company or any Subsidiary of the Company in connection with the execution and delivery of this Agreement or the other Operative Documents or in connection with any of the transactions contemplated hereby or thereby (including without limitation the issuance of the Company Securities as contemplated herein and therein).

                  (b) Except as set forth in Schedule 3.19, all material deficiencies asserted or assessments made by any Governmental or Regulatory Authority with respect to Taxes of the Company or any Subsidiary of the Company have been paid or are being contested in good faith. Except as disclosed in
Schedule 3.19, (i) there are no action, suits, investigations, audits or claims in progress by any Governmental or Regulatory Authority relating to Taxes of the Company or any Subsidiary of the Company, (ii) no issue has been raised by written inquiry of a Governmental or Regulatory Authority in any current or prior examination which, by application of the same principles, would reasonably be expected to result in a proposed deficiency for any subsequent taxable period, (iii) no claim has been made by a Governmental or Regulatory Authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns to the effect that the Company or such Subsidiary, as applicable, is or may be subject to taxation by that jurisdiction, and (iv) there are no outstanding waivers or comparable consents regarding the application of any statute of limitations in respect of Taxes of the Company or any Subsidiary of the Company.

                  (c) None of the Company or any Subsidiary of the Company or any of their respective directors or officers has received any written or, to the knowledge of the Company, oral notice from any taxing authority that it intends to conduct an audit or investigation of the Company or any Subsidiary of the Company. The Company is not subject to any ruling of any taxing authority (other than the assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act, 1966 of Bermuda as described in the Company's Form S-4 Registration Statement filed with the SEC in August of 1999).

                  (d) There are no material liens for Taxes of the Company or any Subsidiary of the Company upon the assets of the Company or any Subsidiary of the Company, except for liens arising as a matter of Law relating to current Taxes not yet due.

                  3.20 Employees. The Company has complied in all respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company and there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company.

                  3.21 ERISA.

                  (a) Schedule 3.21 lists each defined benefit plan, within the meaning of Section 3(35) of ERISA (whether or not subject to Title IV thereof), maintained by the Company or any ERISA Affiliate within the last six years (or with respect to which any of them could reasonably be expected to have any liability), and copies of the most recent actuarial valuation report, if any, with respect to any such plan has been made available to Purchaser. None of the Company, any ERISA Affiliate or any organization to which any of them is a successor or parent corporation (within the meaning of Section 4069(6) of ERISA) has engaged in any transaction which is subject to Section 4069 of ERISA.

                  (b) Neither the Company nor any ERISA Affiliate has any obligation to contribute to any multiemployer plan subject to Title IV of ERISA, and there are no circumstances pursuant to which the Company or any ERISA Affiliate could be assessed with withdrawal liability by any such multiemployer plan under Section 4201 of ERISA.

                  (c) Schedule 3.21 lists each employee benefit plan maintained by the Company or any Subsidiary and each such plan that is intended to be qualified under Section 401 of the IRC has received a favorable determination as to its qualified status from the Internal Revenue Service, and to the knowledge of the Company, nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification.

                  (d) Each employee benefit plan maintained by the Company or any ERISA Affiliate has been maintained in accordance with its terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable Laws.

                  (e) Neither the Company nor any ERISA Affiliate has incurred any liability under Section 4062, 4063 or 4064 of ERISA.

                  3.22 Ordinary Course. Except as set forth on Schedule 3.22, since September 30, 2001, the Company and each of its Subsidiaries has conducted its operations only in the ordinary course of business consistent with past practice.

                  3.23 Insurance. A complete and correct list and copies of all policies of insurance of any kind or nature covering the Company and its Subsidiaries, including, without limitation, policies of life, fire, theft, employee fidelity and other casualty and liability insurance, has been provided to the Purchasers, and such policies are in full force and effect. Such policies are in amounts customary for the industry in which Company or such Subsidiary operates.

                  3.24 Statutory Statements.

                  (a) The Company has previously furnished to the Purchasers true and complete copies of the following statutory statements, in each case together with all exhibits, schedules and notes thereto and any affirmations and certifications filed therewith (collectively, the "Statutory Statements"): (i) the annual statement of each Reinsurance Subsidiary as at December 31 in each of the years ended 1998, 1999 and 2000 (the "Annual Statements"); and (ii) the quarterly statement of PXRE Reinsurance Company for the quarterly period ended September 30, 2001 (the "Quarterly Statements").

                  (b) Except as set forth on Schedule 3.24, the Statutory Statements (i) present fairly the statutory financial condition of each Reinsurance Subsidiary for the periods therein specified, (ii) were prepared in conformity with SAP, except as expressly set forth within the subject financial statements and (iii) were correct in all material respects when filed, and there were no material omissions therefrom. To the extent filed prior to the Closing, the Annual Statements for the year ending December 31, 2001 and Quarterly Statements for quarters ending after September 30, 2001 for each Reinsurance Subsidiary, when filed with the insurance regulatory authority of the applicable jurisdiction of organization, will present fairly the financial condition of such Reinsurance Subsidiary as at the dates indicated and the statutory results of operations of such Reinsurance Subsidiary for the periods specified therein, will be prepared in conformity with SAP, will be correct in all material respects and there will be no material omissions therefrom. The Statutory Statements were (or, with respect to Statutory Statements filed after the date hereof, will be) compiled from and are (or, with respect to Statutory Statements filed after the date hereof, will be) in accordance with the books and records of the Reinsurance Subsidiaries.

                  3.25 Binding Authority. No reinsurance intermediary, agent, manager or broker has the legal power or authority to bind any Reinsurance Subsidiary with respect to any reinsurance or insurance contract.

                  3.26 Material Contracts. Schedule 3.26 sets forth a list of all Material Contracts of the Company and its Reinsurance Subsidiaries. Each such Material Contract of the Company or any Reinsurance Subsidiary is a valid and binding agreement of Company or its Subsidiaries (as the case may be) enforceable against the Company or such Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)), and neither the Company nor any of its Subsidiaries has any knowledge that any Material Contract is not a valid and binding agreement against the other parties thereto. The Company and each of its Subsidiaries has fulfilled all material obligations required pursuant to the Material Contract to have been performed by the Company or such Subsidiary on its part.

                  3.27 Affiliate Transactions. Except as set forth in the Company's proxy statement for the year 2000 as filed with the SEC (the "2000 Proxy Statement") or the SEC Documents, there have been no transactions between the Company or any of its Subsidiaries and any director, executive officer, shareholder or Affiliate of the Company or any of its Subsidiaries or loans, guarantees or pledges to, by or for the Company or any of its Subsidiaries from, to, by or for any of such persons, other than (i) reinsurance contracts (and derivative contracts in connection therewith) entered into between the Reinsurance Subsidiaries and Select Reinsurance Ltd., true and complete copies of which have been provided to the Purchasers, (ii) loans pursuant to the Company's PC Rental Plan, (iii) salary advances of less than $20,000 for any single executive officer, and (iv) consulting agreements involving aggregate consideration of less than $10,000. Other than as set forth in the 2000 Proxy Statement or the SEC Documents, none of the executive officers, or directors of the Company or any of its Subsidiaries, or any spouse or relative of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any person or business enterprise which during such period has been a supplier, customer or sales agent of the Company or any of its Subsidiaries or has competed with or been engaged in any business of the kind being conducted by the Company or any of its Subsidiaries.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

                  Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

                  4.1 Organization; Power and Authority. Each Purchaser, other than Mr. Rainwater, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and each Purchaser has full power and authority to execute and deliver this Agreement and the other Operative Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (subject to the HSR Approval, the Connecticut Approval and the Bermuda Approval). The execution and delivery by such Purchaser of this Agreement, the Expense Letter and the Fee Letter (to the extent a party thereto) and the performance by such Purchaser of its obligations hereunder and thereunder have been, and the other Operative Documents to which it is a party will be, duly and validly authorized by such Purchaser. This Agreement, the Expense Letter and the Fee Letter to which it is a party have been duly and validly executed and delivered by such Purchaser and constitute, and upon the execution and delivery by such Purchaser of the other Operative Documents to which it is a party, such other Operative Documents will constitute, legal, valid and binding obligations of such Purchaser enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                  4.2 No Conflicts. The execution, delivery and performance of this Agreement and the other Operative Documents to which it is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby do not and will not conflict with, or constitute a default under, any Contract to which such Purchaser is a party, or result in a violation of such Purchaser's organizational documents or any order, judgment or decree of any court or Governmental or Regulatory Authority having jurisdiction over such Purchaser or any of its properties and, no consent, authorization or order of, or filing or registration with, any Governmental or Regulatory Authority, except for such filings as may be required by the Exchange Act and except for the HSR Approval, the Connecticut Approval and the Bermuda Approval, is required by such Purchaser for the execution, delivery and performance of this Agreement or any of the other Operative Documents to which it is a party.

                  4.3 Investor Representations.

                  (a) Such Purchaser is acquiring the Company Securities for its own account as principal, for investment purposes only, and not for or with a view to the resale, distribution or granting of a participation therein, in whole or in part, in violation of the Securities Act or the securities laws of any State applicable to such Purchaser.

                  (b) Such Purchaser acknowledges its understanding that the offering and sale of the Company Securities has not been registered under the Securities Act, on the basis of the exemption in Section 4(2) thereof relating to transactions not involving a public offering, or any state securities laws. Such Purchaser understands that the Company's reliance on the Section 4(2) exemption is based on the representations herein made by the Purchasers. Such Purchaser is an "Accredited Investor" as that term is defined in Regulation D under the Securities Act.

                  (c) Such Purchaser acknowledges that it is familiar with the limitations which are imposed by the Securities Act on any Transfer of an interest in the Company Securities. Such Purchaser understands and acknowledges that it may have to bear the economic risk of its investment in the Company Securities for an indefinite period of time unless the Company Securities are subsequently registered under the Securities Act or an exemption therefrom is available. Such Purchaser hereby agrees that the Company Securities will not be transferred other than (i) pursuant to a registration under the Securities Act or pursuant to an exemption therefrom, (ii) in compliance with any applicable state securities laws, (iii) as permitted under the Investment Agreement and
(iv) with prior Bermuda Approval.

                  (d) Such Purchaser has been given access to all information regarding the Company and the business, condition and operations of the Company that such Purchaser has requested in order to evaluate its investment in the Company Securities. Such Purchaser has been given the opportunity to ask questions of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Company Securities and other matters pertaining to such Purchaser's investment in the Company

Securities. Such Purchaser and its representatives have been solely responsible for Purchaser's investigation of the Company and its management and business, for Purchaser's own analysis of the merits and risks of its investment pursuant to this Agreement, and for its own analysis of the fairness and desirability of the terms of the investment.

                  (e) Such Purchaser understands that, unless and until registered for sale under the Securities Act, the Company Securities will bear the following legend:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT (i) PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE SECURITIES LAWS AS TO WHICH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY AND (ii) WITH THE PRIOR WRITTEN APPROVAL OF THE BERMUDA MONETARY AUTHORITY."

                  (f) Brokers. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or the other Operative Documents on the basis of any act or statement made or alleged to have been made by such Purchaser or any of its Affiliates, directors, officers or other representatives.

                  4.4 Additional Information. No information provided in writing by such Purchaser in connection with the preparation of the Proxy Statement shall, at the time such information is provided, at the time of the mailing of the Proxy Statement, on the date of the Shareholders' Meeting and on the Closing Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided however that the Purchasers shall have the right to correct any untrue statements or omissions so long as such correction is received by the Company within a reasonable period of time prior to the mailing of the Proxy Statement.

                                    ARTICLE V

             SHAREHOLDER AND REGULATORY APPROVAL AND OTHER CONSENTS

                  5.1 Proxy Statement and Other Filings; Board Recommendations.

                  (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a preliminary Proxy Statement and any necessary supplements and amendments thereto. Each of the parties hereto shall use all commercially reasonable efforts to finalize the

Proxy Statement as promptly as practicable after the date hereof. Each of the Purchasers shall provide promptly to the Company information concerning its business and financial statements and affairs as, in the reasonable judgment of the Company, may be required or appropriate for inclusion in the preliminary Proxy Statement, or in any amendments or supplements thereto. In addition, the parties shall cooperate in the preparation of the Proxy Statement and any amendments and supplements thereto. As promptly as practicable after it has been determined by the Company that the Proxy Statement is final, the Proxy Statement shall be mailed to the shareholders of Company. Each of the parties hereto shall cause the Proxy Statement to comply in all material respects as to form and substance with respect to such party with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the New York Stock Exchange and (iv) Bermuda law. As promptly as practicable after the date of this Agreement, each of Company and Purchasers will prepare and file any other filings required to be filed by such party by it under the Exchange Act, the Securities Act or any other federal, foreign or blue sky or related Laws relating to the issuance of the Company Securities and the transactions contemplated by this Agreement and the other Operative Documents. The Company shall notify the Purchasers promptly upon the receipt of any comments from the SEC or its staff or any other government officials relating to the Proxy Statement or of any request by the SEC or its staff or any other government officials for amendments or supplements to preliminary Proxy Statement or for additional information and, except as may be prohibited by Law applicable to such party, each party will supply the other with copies of all related correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand. Each of the Company and the Purchasers will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this
Section 5.1(a) to comply in all material respects with all applicable requirements of Law.

                  (b) The Proxy Statement shall (i) include a proposal that the shareholders of the Company approve the issuance of the Company Securities and the consummation of all other transactions contemplated under this Agreement and the other Operative Documents, (ii) include a proposal that the size of the Board of Directors be increased from nine members to eleven members and (iii) include a proposal to amend Bye-Law 22(1) of the Company to authorize the election of directors as contemplated in the Description of Stock.

                  (c) Each of the Purchasers, on the one hand, and the Company, on the other hand, shall promptly inform the other of any event which is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing and the Company shall amend or supplement the Proxy Statement to the extent required by Law to do so.

                  5.2 Shareholder Meeting.

                  (a) The Company shall take all action necessary, in accordance with its Memorandum of Association, Bye-Laws and applicable Law, to call and convene the Shareholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the matters included in the Proxy

Statement. The Company may adjourn or postpone the Shareholders' Meeting if, and only if, the requisite number of Common Shares necessary to conduct business at the Shareholders' Meeting are not represented, either in person or by proxy. Without limiting the generality of the foregoing, the Company agrees that, subject to its rights to terminate this Agreement pursuant to Section 9.1, its obligations pursuant to the first sentence of this Section 5.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of an offer to merge, amalgamate, consolidate, or acquire substantially all of the assets of, the Company. The Company shall use all commercially reasonable efforts to (i) hold the Shareholder's Meeting as soon as practicable after the date hereof, (ii) solicit from its shareholders proxies in favor of the proposals included in the Proxy Statement and (iii) obtain a favorable vote at the Shareholder's Meeting on the proposals included in the Proxy Statement.

                  (b) The Board of Directors shall recommend that the Company's shareholders vote in favor of adopting and approve the proposals described in clauses (i), (ii) and (iii) of Section 5.1(b) and the Proxy Statement shall include a statement to such effect. The Board of Directors shall not withdraw or modify, in a manner adverse to the Purchasers, the approval or recommendation by such Board of Directors of this transaction contemplated hereby.

                  5.3 Connecticut Approval. Each Purchaser shall use all commercially reasonable efforts, and the Company shall cooperate, in obtaining any required approvals of the Connecticut Department in connection with the issuance of the Company Securities and all other transactions contemplated hereunder (the "Connecticut Approval"). In connection with the Connecticut Approval, each Purchaser shall use all commercially reasonable efforts to make its initial filing pursuant to Connecticut Insurance Law Section 38a-136 on Form A under the Connecticut Insurance Law (the "Form A Filing") with respect to the transactions contemplated hereby within fifteen Business Days of the date hereof. Each Purchaser shall use all commercially reasonable efforts to supply promptly any additional information and documentary material that may be requested by the Connecticut Department in connection therewith. Each Purchaser agrees to provide a draft of its respective Form A Filing to the Company for its review and to consult with the Company relating to any issues arising as a result of the Company's review, prior to the submission of the Form A Filing by each Purchaser to the Connecticut Department. Each Purchaser agrees to promptly provide the Company with a copy of the Form A Filing and each amendment or supplement thereto in final form upon the submission thereof to the Connecticut Department. The Company and the Purchasers each agree to make all other appropriate filings with the Connecticut Department and such other filings as may be required under the insurance Laws of any other state or jurisdiction in which the Company or any of its Subsidiaries do business. Each Purchaser agrees to seek an expedited hearing under the Connecticut Insurance Law with respect to the transactions contemplated hereby. The parties hereto will not knowingly take any action that will have the intentional effect of materially delaying, impairing or impeding the receipt of any required approvals. The Company and the Purchasers will use all their respective commercially reasonable efforts to assist one another in obtaining the Connecticut Approval, including, without limitation, providing such financial statements and other information as may reasonably be requested.

                  5.4 Other Authorizations; Consents.

                  (a) Each party hereto shall take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and shall use all reasonable efforts to obtain, as promptly as practicable, (i) all authorizations, consents, orders and approvals of all Governmental or Regulatory Authorities that may be or become necessary for such party's execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Operative Documents, including, without limitation, Connecticut Approval and (ii) all approvals and consents (including, without limitation, those approvals, consents and authorizations specified in Schedule 3.15) required under all Contracts to which the Company or any of its Subsidiaries is a party (including, without limitation, all Contracts involving indebtedness of the Company) to consummate the transactions contemplated hereby. Each party will cooperate fully (including, without limitation, by providing all information the other party reasonably requests) with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as soon as reasonably practicable after the date hereof, but in no event later than January 4, 2002, use their commercially reasonable efforts to cause the waiting period under the HSR Act to expire as quickly as possible and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. Notwithstanding the foregoing, none of the Purchasers nor any of their respective Affiliates shall have any obligation to dispose of, hold separate or otherwise restrict its enjoyment of any of its Assets and Properties.

                  (b) Each party hereto shall promptly inform the other party of any communication from any Governmental or Regulatory Authority regarding any of the transactions contemplated by this Agreement. If any party or Affiliate thereof receives a request for additional information or documentary material from any such Governmental or Regulatory Authority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

                  (c) The Company shall use its best efforts to obtain executed letters in substantially the form attached as Exhibit D hereto from those employees of the Company and its Subsidiaries who have received benefits under any of the Company's Existing Equity Plans or any other employee benefit, bonus or severance or compensation plans maintained by the Company or any ERISA Affiliate and who will, or may, be entitled to receive additional benefits as a result of the transactions contemplated hereby being considered a change of control under such Existing Equity Plans or other plans.

                  5.5 Further Assurances. The Company will, whenever and as often as reasonably requested to do so by the Purchasers do, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance to the Purchasers the Company Securities and the consummation of the other transactions contemplated hereby.

                                   ARTICLE VI

                                COMPANY COVENANTS

                  6.1 Visits and Inspections. The Company shall permit authorized representatives of each Purchaser, from time to time but only during normal business hours, to visit and inspect the Assets and Properties of the Company, inspect, audit and make extracts from the books and records of the Company and its Subsidiaries, and discuss with the officers, employees and independent accountants of the Company and its Subsidiaries, its business, assets, liabilities, financial condition, business prospects and results of operations.

                  6.2 Maintenance of Books and Records; Financial Statements; Report; Etc. The Company shall keep, and cause its Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with generally accepted accounting principles reflecting all of its Subsidiaries' financial transactions. The Company shall furnish to each Purchaser promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which the Company has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which the Company files with the SEC or any Governmental or Regulatory Authority which may be substituted therefor, or any national securities exchange.

                  6.3 Use of Proceeds. The Company shall use the net proceeds from the sale of the Preferred Shares to expand its reinsurance business in the lines of business currently conducted.

                  6.4 Shares Issuable Upon Conversion. On and after the Closing Date, the Company shall reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion (i) of the Preferred Shares, the full number of Convertible Common Shares as shall from time to time be sufficient to effect the conversion of the Preferred Shares from time to time outstanding and (ii) the Convertible Common Shares, the full number of Common Shares as shall from time to time be sufficient to effect the conversion of the Convertible Common Shares from time to time outstanding.

                  6.5 Public Announcements. The Company and the Purchasers, and their respective Affiliates, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement without the advance approval of the other party following such consultation (such approval not to be unreasonably withheld or delayed), except as may be required by applicable Law, court process or by the requirements of any securities exchange.

                  6.6 Exclusivity. Prior to the Closing Date the Company will refrain, and cause its Affiliates, officers, directors, employees, agents and other representatives (including without limitation any brokers, legal counsel, accountants, or financial advisors of the Company) to refrain, from directly or indirectly (x) making any offer or proposal to any Person or entering into any contract with any Person to (i) sell, issue or otherwise transfer any capital stock of the Company (other than pursuant to equity plans of the Company in effect on the date hereof (without giving effect to any amendment thereof after the date hereof)) (the "Existing Equity Plans") to officers, directors and employees of the Company and its Subsidiaries); or (ii) sell or otherwise transfer any material assets or properties of the Company; or (iii) effect any recapitalization, refinancing, restructuring, merger, consolidation, or other business combination involving the Company; (y) entertaining, soliciting, encouraging, accepting, negotiating or otherwise holding substantive discussions (and shall immediately cease any such actions currently underway with any Persons other than the Purchasers) regarding any offer or proposal from any Person to (i) purchase or otherwise acquire any of the capital stock of the Company; or (ii) sell or otherwise transfer any material assets or properties of the Company; or (iii) effect any recapitalization, refinancing, restructuring, merger, consolidation, or other business combination involving the Company; or
(z) providing any non-public information regarding the Company to any Person in connection with a transaction of the type described in subsections (i), (ii) and
(iii) above; provided that notwithstanding anything to the contrary in this
Section 6.6, the Company may consider, negotiate, approve and recommend to the Shareholders of the Company any unsolicited offers or proposals for an acquisition, by merger, amalgamation consolidation, tender offer or otherwise, of all or substantially all of the assets or outstanding Common Shares of the Company (an "Unsolicited Proposal"); provided, further, that unless this Agreement is terminated pursuant to Section 9.1, no such actions shall affect the obligations of the Company under this Agreement (including without limitation the obligation of the Board of Directors of the Company to recommend to the shareholders of the Company the consummation of the transactions contemplated by this Agreement and the other Operative Documents). Further, in connection with any Unsolicited Proposal, the Company or any Affiliate thereof, may enter into a confidentiality agreement with, and provide any non-public information regarding the Company to, any Person in connection with any such Unsolicited Proposal. If any such offer or proposal is made to or received from any Person, the Company will promptly advise such Person by written notice of the terms of this Section 6.6 and will promptly deliver a copy of such notice to the Purchasers.

                  6.7 Conduct of Business. Except as otherwise expressly permitted in this Agreement as set forth in Schedule 6.7 or with the prior written consent of the Purchasers, between the date of this Agreement and the Closing, the Company shall, and shall cause its Subsidiaries to, conduct their respective business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing and except as expressly provided herein:

                  (a) The Company shall use, and shall cause its Subsidiaries to use, all commercially reasonable efforts to (i) preserve intact the present business organization, reputation, and, other than in the ordinary course of business, policyholder relations of each of the Company and its Subsidiaries,
(ii) keep available the services of the present officers, directors, and employees of each of the Company and its Subsidiaries, (iii) maintain in full force and effect all Material Contracts, documents, and arrangements referred to in Sections 3.17 and 3.32 hereof, except those Contracts which expire in accordance with their terms or are terminated by the Company and its Subsidiaries in the ordinary course of business and are not renewed in the ordinary course of business and (iv) maintain each rating classification assigned as of the date hereof by A.M. Best Company, Inc. and Standard & Poor's.

                  (b) The Company shall, and shall cause each of its Subsidiaries to (i) maintain all licenses, qualifications, and authorizations of each of the Company and its Subsidiaries to do business in each jurisdiction in which it is so licensed, qualified, or authorized, (ii) maintain all Assets and Properties of each of the Company and its Subsidiaries in good working order and condition, ordinary wear and tear excepted and (iii) continue all current marketing and selling activities relating to the business, operations, and affairs of each of the Company and its Subsidiaries.

                  (c) The Company shall cause the books and records of each of the Company and its Subsidiaries to be maintained in the usual manner and consistent with past practice and shall not permit a material change in any underwriting, investment, actuarial, financial reporting, Tax, or accounting practice or policy of the Company and its Subsidiaries except as may be required by GAAP or SAP.

                  (d) With respect to Tax Returns for taxable periods ending on or prior to the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, (i) prepare properly and to file duly and validly all reports and all Tax Returns required to be filed with any governmental or regulatory authorities with respect to the business, operations, or affairs of such entity,
(ii) pay duly and fully all Taxes indicated by such Tax Returns or otherwise levied or assessed upon such entity or any of its Assets and Properties, and to withhold or collect and pay to the proper taxing authorities all Taxes that such entity is required to so withhold or collect and pay, unless such Taxes are being contested in good faith and, if appropriate, reasonable reserves therefor have been established and reflected in the books and records of such entity and in accordance with GAAP and SAP and (iii) provide the Purchasers with copies of all Tax Returns prepared by the Company and its Subsidiaries as promptly as, and to the extent, practicable prior to filing for the Purchasers' review and comment.

                  (e) The Company shall use, and shall cause each of the its Subsidiaries to use, all commercially reasonable efforts to maintain in full force and effect substantially the same levels of coverage as the insurance afforded to the Company under the insurance Contracts in force as of the date hereof.

                  (f) The Company shall, and shall cause each of its Subsidiaries to, refrain from making any capital expenditures other than in the ordinary course of business consistent with past practice (and in no event greater than $2,000,000 in the aggregate) without the prior written consent of the Purchasers.

                  (g) The Company shall, and shall cause each of its Subsidiaries to, refrain from amending its organizational or charter documents and from taking any action with respect to any such amendment.

                  (h) The Company shall, and shall cause each of its Subsidiaries to, refrain from authorizing or issuing any shares of its capital stock or other equity securities or entering into any Contract or granting any option, warrant, or right calling for the authorization or issuance of any such shares or other equity securities, or creating or issuing any securities directly or indirectly convertible into or exchangeable for any such shares or other equity securities, or issuing any options, warrants, or rights to purchase any such convertible securities, except for issuances under the Existing Equity Plans.

                  (i) The Company shall, and shall cause each of its Subsidiaries to, refrain from declaring, authorizing, or paying any dividend or other distribution (whether in cash, stock or other property) to shareholders in respect of its capital stock and from directly or indirectly redeeming or purchasing any of its capital stock or any interest in or right to acquire any such stock, other than a quarterly cash dividend of $.06 per outstanding Common Share.

                  6.8 Updating Schedules.

                  (a) The Company will, promptly upon becoming aware of any fact, matter, circumstance or event, which fact, matter, circumstance or event arose either (i) on or prior to the date hereof (a "Pre-signing Event") or (ii) after the date hereof but prior to the Closing (a "Post-Signing Event"), in any case, requiring supplementation or amendment of the schedules provided by the Company or any of its Subsidiaries attached hereto, supplement or amend such schedules to this Agreement to reflect any fact, matter, circumstance or event, which, if existing, occurring or known on the date of this Agreement, would have been required to be set forth or described in such schedules which were or have been rendered inaccurate thereby. All supplements and amendments to the schedules provided by the Company or any of its Subsidiaries are provided for the information of the Purchasers only and no such supplement or amendment to the schedules shall (i) amend or supplement the representations and warranties (and corresponding schedules) made as of the date hereof or (ii), have any effect for the purpose of determining (A) satisfaction of the conditions set forth in Article VIII hereof or (B) except as set forth in Section 7.1(a)(v), compliance by the Company with its covenants and agreements set forth herein.

                  (b) Each Purchaser will, promptly upon becoming aware of any Pre-signing Event or Post-Signing Event requiring supplementation or amendment of the schedules provided by such Purchaser attached hereto, supplement or amend such schedules to this Agreement to reflect any fact, matter, circumstance or event, which, if existing, occurring or known on the date of this Agreement, would have been required to be set forth or described in such schedules which were or have been rendered inaccurate thereby. All supplements and amendments to the schedules provided by any Purchaser are provided for the information of the Company only and no such supplement or amendment to the schedules shall (i) amend or supplement the representations and warranties (and corresponding schedules) made as of the date hereof or (ii), have any effect for the purpose of determining (A) satisfaction of the conditions set forth in Article VIII hereof or (B) except as set forth in Section 7.1(b)(iv), compliance by any Purchaser with its covenants and agreements set forth herein.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  7.1 Indemnification.

                  (a) The Company hereby agrees to indemnify and hold harmless each Purchaser and its Affiliates, and their respective directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, reasonable fees (including reasonable attorneys' and other experts' fees and disbursements), liens, taxes, penalties, obligations and expenses (collectively, "Losses") incurred or suffered by any such Person arising out of, based upon or relating to any breach of any representation, warranty or covenant of the Company contained in this Agreement or other Operative Document; provided that:

                        (i) the Company shall have no obligation to indemnify the Purchasers hereunder with respect to breaches of representations and warranties unless and until, and then only to the extent, the aggregate amount of Losses arising as a result of breach of representations and warranties shall exceed $5,000,000; provided that the limitation contained in this clause (i) shall not be applicable to any breach of the representations and warranties contained in Section 3.3;

                        (ii) the Company shall have no obligation to indemnify the Purchasers hereunder for Losses arising as a result of breach of representations and warranties in excess of $75,000,000 (in the aggregate); provided that the limitation contained in this clause (ii) shall not be applicable to any breach of the representations and warranties contained in
Section 3.3;

                        (iii) the Company's obligations under this Section 7.1 with respect to representations and warranties shall terminate eighteen months after the Closing Date (except with respect to claims made prior to such date as to which such obligations shall continue until final resolution of such claims);

                        (iv) Notwithstanding the foregoing, the limitations set forth in clause (iii) above shall not be applicable to the representations and warranties in Section 3.3, which shall survive the Closing indefinitely, and Sections 3.19 and 3.21, which shall survive the Closing until the expiration of all applicable statutes of limitation (including all periods of extension thereof, whether automatic or permissive); and

                        (v) the Company shall have no obligation to indemnify the Purchasers hereunder with respect to any breach of a representation or warranty of the Company resulting from a Post-Signing Event to the extent that the schedules to this Agreement were amended to reflect such Post-Signing Event prior to Closing. For the avoidance of doubt, the Company shall indemnify, consistent with the terms of this Article VII, the Purchasers with respect to any breach of a representation or warranty resulting from a Pre-Signing Event (irrespective of whether or not disclosed in the schedules to this Agreement) or from a Post-Signing Event to the extent that the schedules to this Agreement were not amended to reflect such Post-Signing Event prior to Closing.

                  (b) Each Purchaser (severally and not jointly) hereby agrees to indemnify the Company and its Affiliates and their respective directors, officers, employees and other agents and representatives from and against all Losses incurred or suffered by any such Person arising out of, based upon or relating to any breach of any representation, warranty or covenant of a Purchaser contained in this Agreement or any other Operative Document, provided that:

                        (i) the Purchasers shall have no obligation to indemnify the Company hereunder with respect to breaches of representations and warranties unless and until, and then only to the extent, the aggregate amount of Losses arising as a result of breach of representations and warranties shall exceed $5,000,000;

                        (ii) the Purchasers shall have no obligation to indemnify the Company hereunder for Losses arising as a result of the breach of representations and warranties in excess of $75,000,000 (in the aggregate);

                        (iii) the Purchaser's obligations under this Section 7.1(b) with respect to representations and warranties shall terminate eighteen months after the Closing Date (except with respect to claims made prior to such date as to which such obligations shall continue until final resolution of such claims); and

                        (iv) the Purchasers shall not have any obligation to indemnify the Company hereunder with respect to any breach of a representation or warranty of the Purchasers resulting from a Post-Signing Event to the extent that the schedules to this Agreement were amended to reflect such Post-Signing Event prior to Closing. For the avoidance of doubt, the Purchasers shall indemnify, consistent with the terms of this Article VII, the Company with respect to any breach of a representation or warranty resulting from a Pre-Signing Event (irrespective of whether or not disclosed in the schedules to this Agreement) or from a Post-Signing Event to the extent that the schedules to this Agreement were not amended to reflect such Post-Signing Event prior to Closing.

                  (c) Promptly upon receipt by a party indemnified under this
Section 7.1 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against an indemnifying party, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party under this Section 7.1 unless such failure materially adversely affects the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and to assume the defense of such action at its own expense, with counsel chosen by it, if the indemnifying party acknowledges to the indemnified party in writing its obligation to indemnify the indemnified party with respect to such action. The indemnifying party shall be liable for the fees and expenses of counsel for the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the action as provided above). If the indemnifying party assumes the defense of an action, the indemnified party shall agree to any settlement, compromise or discharge of such action that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such action, and which releases the indemnified party completely in connection with such action; provided that, the indemnifying party shall not agree, without the prior written consent of the indemnified party, to the entry of any judgment or settlement, compromise or decree that provides for injunctive or other nonmonetary relief affecting the indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (i) the indemnifying party fails to assume the defense of such action in a timely manner and in accordance with the foregoing or (ii) the indemnified party has been advised in writing by counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). In the foregoing circumstances, the indemnified parties shall be entitled to engage, and the indemnifying party shall pay the reasonable costs and expenses of, one counsel (plus any necessary local counsel) for all indemnified parties. The indemnifying party shall not be liable for any settlement entered into without its prior written consent (which consent shall not be unreasonably withheld or delayed).

                  (d) This Section 7.1 shall be the exclusive remedy available to the Company and the Purchasers and their respective Affiliates, directors, officers, employees and other agents and representatives in respect of the breach of any representation or warranty of the Company or the Purchasers, as the case may be, contained in this Agreement or any other Operative Document.

                  (e) Solely for purposes of calculating Losses under Sections 7.1(a) and (b), a breach of a representation or warranty contained in this Agreement or any other Operative Document shall be deemed to exist either if such representation or warranty is actually inaccurate or breached as of the relevant date or if such representation or warranty would have been breached or been inaccurate if such representation or warranty had not contained any limitation or qualification as to materiality, Material Adverse Effect or knowledge, it being the intention of the parties hereto that the indemnified parties shall be indemnified and held harmless from and against all Losses arising out of, based on or related to the failure of any such representation or warranty to be true, correct and complete without qualification as to materiality, Material Adverse Effect or knowledge.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

                  8.1 The Purchasers' Conditions. The obligations of the Purchasers hereunder are subject to the following (all or any of which may be waived in whole or in part by the Purchasers in their sole discretion):

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date (other than those that are qualified by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall have been true, correct and complete in all respects), and any representations and warranties made as of a specified date earlier than the Closing Date shall have been true, correct and complete in all material respects on and as of such earlier date (other than those that are qualified by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall have been true, correct and complete in all respects).

                  (b) Material Adverse Effect. Except as disclosed in the SEC Documents, the Statutory Statements or the Financial Statements, since September 30, 2001 there shall have been no event, occurrence, development or state of circumstances that individually, or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

                  (c) Performance. The Company shall have performed and complied, in all material respects, with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or before the Closing.

                  (d) Officers' Certificates. The Purchasers shall have received
(i) a certificate, dated the Closing Date and executed by the Chief Executive Officer of the Company certifying as to the matters covered by Sections 8.1(a) and 8.1(c) hereof and (ii) a certificate, dated the Closing Date and executed by the Secretary of the Company, each in form and substance as is customary for transactions such as those contemplated by this Agreement.

                  (e) Opinion of Counsel. The Purchasers shall have received the opinion of Morgan, Lewis & Bockius LLP, counsel to the Company, and the opinion of Conyers Dill & Pearman, special Bermuda counsel to the Company, each dated the Closing Date and addressed to Purchasers, each in form and substance as is customary for transactions such as those contemplated by this Agreement.

                  (f) Delivery of Documents and Preferred Shares. Each Purchaser shall have received duly executed copies of the Operative Documents and the Preferred Shares purchased by such Purchaser hereunder.

                  (g) No Actions or Proceedings. No action, proceeding, investigation, regulation or legislation (including, without limitation, any temporary restraining order, preliminary or permanent injunction or other order) shall have been instituted or issued by, or threatened or proposed before any, Governmental or Regulatory Authority to enjoin, restrain or prohibit the consummation of the transactions contemplated hereby or the other Operative Documents, including, without limitation, the issuance of the Preferred Shares.

                  (h) Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to, any Governmental or Regulatory Authority (including, without limitation, the Connecticut Approval, the HSR Approval, the Bermuda Approval and the other consents, authorizations and approvals set forth in Section 3.15 and Schedule 3.15) necessary to permit the Purchasers and the Company to perform their respective obligations under this Agreement and the other Operative Documents to which they are a party, and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, shall be in form and substance reasonably satisfactory to Purchasers and shall be in full force and effect.

                  (i) Shareholder Approval. The Company shall have received the Shareholder Approval.

                  (j) No Change in Law. As of the Closing Date, there shall not have been any change in any Law applicable to any Purchaser that would prevent the performance of this Agreement or the consummation by such Purchaser of any material aspect of the transactions contemplated hereby.

                  (k) Ratings. The Reinsurance Subsidiaries shall have a rating of "A" or higher from A.M. Best & Company and a rating of "A" or higher from Standard & Poor's and neither rating agency shall have publicly announced, orally or in writing, a pending downgrade of the rating assigned to any Reinsurance Subsidiary to a rating below "A". For the avoidance of doubt, the placing of such ratings on ratings watch, with or without negative implications, shall not constitute a public announcement of a pending downgrade.

                  (l) Third Party Consents. All approvals, consents and waivers necessary, or reasonably requested by the Purchasers (other than with respect to any Governmental or Regulatory Authority and the Shareholder Approval), including, without limitation, those listed on Schedule 8.1(l), to permit the Purchasers and the Company to perform their respective obligations under this Agreement and the other Operative Documents to which they are a party, and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, shall be in form and substance reasonably satisfactory to Purchasers and shall be in full force and effect.

                  8.2 Company's Conditions. The obligations of the Company hereunder are subject to the following (all or any of which may be waived in whole or in part by the Company in its sole discretion):

                  (a) Payment. The Company shall have received full payment of the Purchase Price from the Purchasers in consideration for the sale of the Preferred Shares.

                  (b) Delivery of Documents. The Company shall have received duly executed copies of the Operative Documents from the Purchasers.

                  (c) Representations and Warranties. The representations and warranties of each Purchaser set forth in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date (other than those that are qualified by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true, correct and complete in all respects), and any representations and warranties made as of a specified date earlier than the Closing Date shall have been true, correct and complete in all material respects on and as of such earlier date (other than those that are qualified by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall have been true, correct and complete in all respects).

                  (d) Performance. Each Purchaser shall have performed and complied, in all material respects, with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by such Purchaser at or before the Closing.

                  (e) Officers' Certificates. The Company shall have received from each Purchaser (i) a certificate, dated the Closing Date and executed by an officer of such Purchaser certifying as to the matters covered by Sections 8.2(a) and 8.2(c) hereof, and (ii) a certificate, dated the Closing Date and executed by the secretary or assistant secretary of such Purchaser each in form and substance as is customary for transactions as those contemplated by this Agreement.

                  (f) Opinion of Counsel. The Company shall have received the opinion of outside counsel to each of the Purchasers (which counsel shall be reasonably acceptable to the Company and which shall include Weil, Gotshal & Manges LLP and local Bermuda counsel to the Purchasers) dated the Closing Date, addressed to the Company, each in form and substance as is customary for transactions such as those contemplated by this Agreement.

                  (g) No Actions or Proceedings. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, Governmental or Regulatory Authority or legislative body to enjoin, restrain or prohibit the consummation of the transactions contemplated hereby or by the Preferred Shares.

                  (h) Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to, any Governmental or Regulatory Authority (including, without limitation, the Connecticut Approval, the HSR Approval, the Bermuda Approval and the other consents, authorizations and approvals set forth in Section 3.15 and Schedule 3.15) necessary to permit the Purchasers and the Company to perform their respective obligations under this Agreement and the Operative Agreements to which they are a party, and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, and shall be in full force and effect. The Company shall have obtained copies of all Consents referred to in Schedule 3.15, which shall be in form and substance acceptable to Purchasers and their counsel.

                  (i) Shareholder Approval. The Company shall have received the Shareholder Approval.

                  (j) No Change in Law. As of the Closing Date, there shall not have been any change in any Law applicable to any Purchaser that would prevent the performance of this Agreement or the consummation by such Purchaser of any material aspect of the transactions contemplated hereby.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

                  9.1 Termination of Agreement and Abandonment of Transactions. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated at any time before the
Closing:

                  (a) by mutual written consent of the Company and the Purchasers;

                  (b) by written notice of either the Company or either (x) Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P., acting collectively, or (y) Reservoir Capital Partners, L.P., Reservoir Capital Master Fund, L.P. and Richard E. Rainwater, acting collectively, if the Closing has not occurred on or before May 31, 2002; provided, however, neither the Company, on the one hand, nor the Purchasers on the other hand, shall have the right to terminate this Agreement pursuant to this Section 9.1(b) if the failure of the Closing to occur on or prior to such date is due to a material breach of this Agreement by the party seeking to terminate this Agreement;

                  (c) by written notice of either the Company or either (x) Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P., acting collectively, or (y) Reservoir Capital Partners, L.P., Reservoir Capital Master Fund, L.P. and Richard E. Rainwater, acting collectively, if any Governmental or Regulatory Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining restraining or otherwise prohibiting the Closing and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) by either (x) Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P., acting collectively, or
(y) Reservoir Capital Partners, L.P., Reservoir Capital Master Fund, L.P. and Richard E. Rainwater, acting collectively, if there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, such that the conditions set forth in Section 8.1(a) or 8.1(c) would reasonably be likely to be incapable of being satisfied by May 31, 2002;

                  (e) by the Company, if there has been a breach by a Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement, such that the conditions set forth in Section 8.2(a) or 8.2(c) would reasonably be likely to be incapable of being satisfied by May 31, 2002;

                  (f) by the Company or either (x) Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P., acting collectively, or (y) Reservoir Capital Partners, L.P., Reservoir Capital Master Fund, L.P. and Richard E. Rainwater, acting collectively, if the Board of Directors shall accept an Unsolicited Proposal pursuant to Section 6.6 hereof or the shareholders of the Company shall have voted on and failed to approve the issuance of the Company Securities and all other transactions contemplated hereunder.

                  9.2 Procedures and Effect of Termination.

                  (a) Subject to Section 9.2(b) hereof, if this Agreement shall be terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and be of no further force and effect and there shall be no obligation on the part of the Company or the Purchasers, except for the provisions of this Agreement relating to the obligations of the parties under this Article IX and Article X (including, without limitation, Section 10.2 [Payment of Expenses] and Section 10.18 [Confidentiality]). None of the parties hereto shall have any liability in respect of a termination of this Agreement prior to Closing except as provided for in Section 9.2 and provided that nothing in this Article IX shall relieve any party from liability for any breaches of this Agreement.

                  (b) In the event that this Agreement is terminated pursuant to
Section 9.1(d) (but solely for a breach of Section 5.1 or 5.2) or pursuant to
Section 9.1(f) and provided that the Company is not entitled to terminate this Agreement pursuant to Section 9.1(e) hereof, then the Company shall, promptly, but in no event later than three Business Days after the date of such termination, pay to the Purchasers an aggregate termination fee of $7,000,000 (exclusive of any amounts paid by the Company pursuant to the Fee Letter, the Expense Letter or Section 10.2 hereof), to be divided pro rata among the Purchasers and payable by wire transfer of same day funds. Notwithstanding the foregoing, any amounts that would otherwise be payable to Capital Z Financial Services Fund II, L.P. or Capital Z Financial Services Private Fund II, L.P. pursuant to this paragraph shall in lieu thereof be payable directly to Capital Z Management, LLC.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by nationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                  (a)      If to the Company, to:

                                    PXRE Group Ltd.
                                    Suite 231
                                    12 Church Street
                                    Hamilton HM 11
                                    Bermuda
                                    Facsimile No.: (441) 296-6162
                                    Attn:  Gerald L.  Radke

                                    with a copy to:

                                    Morgan Lewis & Bockius, LLP
                                    101 Park Avenue
                                    New York, NY  10178
                                    Facsimile No.:  (212) 309-6273
                                    Attn:  Nancy H.  Corbett

                  (b)      If to a Purchaser, as specified on Exhibit A:

All such notices, requests and other communications will (i) if delivered personally against written receipt to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by nationally recognized overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  10.2 Payment of Expenses. Except as otherwise specifically set forth in the Fee Letter and the Expense Letter, the Company and the Purchasers will each be responsible for the payment of their own respective costs and expenses incurred in connection with the negotiations leading up to and the performance of their respective obligations pursuant to this Agreement.

                  10.3 Entire Agreement. This Agreement and the other Operative Documents supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

                  10.4 Survival of Covenants. The covenants and agreements of the Company and Purchasers contained in this Agreement will survive the Closing.

                  10.5 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, the Company shall at its own cost and expense execute and deliver to Purchasers such other documents and instruments, provide such materials and information and take such other actions as Purchasers may reasonably request to consummate the transactions contemplated by this Agreement and the other Operative Documents and otherwise to cause the Company to fulfill their obligations under this Agreement and the other Operative Documents.

                  10.6 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  10.7 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  10.8 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person.

                  10.9 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by the Company without the prior written consent of Purchasers, or by any Purchaser without the prior written consent of the Company and any attempt to do so will be void; provided that this Agreement shall in no event prohibit or restrict in any manner the transferability of the Company Securities (subject however to the restrictions on transferability and assignment set forth in the Investment Agreement); and provided, further, that any Purchaser may assign its rights under this Agreement and the other Operative Documents (i) to any Affiliate of such Purchaser subject to the prior consent of the Company, which consent may be withheld by the Company only if such assignment would result or is reasonably likely to result in material negative tax consequences to the Company or any of its shareholders (it being understood that no such assignment shall relieve assignor of its obligation hereunder) and (ii) to another Purchaser or any Affiliate of another Purchaser subject to the prior consent of the Company, which consent may be withheld by the Company only if such assignment would result or is reasonably likely to result in material negative tax consequences to the Company or any of its shareholders (it being understood that such assignment will relieve assignor of its obligations hereunder). Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  10.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  10.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  10.12 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  10.13 Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR

REMEDIES UNDER THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS OR ANY DOCUMENTS RELATED HERETO.

                  10.14 Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York located in New York County and the United States Federal District Court of the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided however, that such consent to jurisdiction is solely for the purpose referred to in this Section 9.16 and shall not be deemed to be a general submission to the jurisdiction of said Courts other than for such purpose.

                  10.15 Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

                  10.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  10.17 Publicity. At all times at or before the Closing, the parties hereto shall each consult with the other parties hereto before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the other Operative Documents and the transactions contemplated hereby and thereby and shall use good faith efforts to agree on the text of a joint public report, statement, or release or shall use good faith efforts to obtain the other parties' approval of the text of any public report, statement, release to be made solely on behalf of a party.

                  10.18 Confidentiality.

                  (a) Any information delivered pursuant to the terms of this Agreement or received in connection with the negotiation or preparation of this Agreement or the other Operative Documents (including, without limitation, in connection with the performance by the Purchasers of their due diligence) which is known or should be known to the receiving party to be confidential shall be kept confidential by the parties and shall not be divulged to third parties, other than to the respective parties' affiliates, members, beneficial interest holders and managers, accountants, attorneys and advisors (collectively, "Representatives"); provided that each party shall be responsible for the confidentiality of information given to its respective Representatives; and provided further, that any party may disclose any information pursuant to any legal requirement or any court, regulatory or governmental order, request or requirement. Each party shall give the other parties notice of any required legal or court, regulatory or governmental disclosure so that such other parties may have an opportunity to seek to prevent or limit disclosure.

                  (b) The provisions of Section 10.18(a) shall not apply to information that is (i) received by a party (or an Affiliate of such party) that is or becomes generally available to the public other than as a result of a breach by such party or any of its Affiliates of the provisions of Section 10.18(a), (ii) hereafter lawfully acquired by a party (or an Affiliate of such party) on a non-confidential basis from a source that, to such party's knowledge at the time, is not providing such information in violation of a confidentiality or similar agreement with any Person or (iii) known to such party prior to receipt thereof from the other party or its Affiliates.

                           [signature page to follow]

                  IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                          PXRE Group Ltd.

                          By:_________________________________
                             Name:
                             Title:

                          Capital Z Financial Services Fund II, L.P.
                          By:   Capital Z Partners, L.P., its general partner
                          By:   Capital Z Partners, Ltd., its general partner

                          By:_________________________________
                             Name:
                             Title:


                          Capital Z Financial Services Private Fund II, L.P.
                          By:   Capital Z Partners, L.P., its general partner
                          By:   Capital Z Partners, Ltd., its general partner

                          By:_________________________________
                             Name:
                             Title:


                          Reservoir Capital Partners, L.P.
                          By: Reservoir Capital Group, L.L.C., its sole general partner

                          By:_________________________________
                             Name:
                             Title:

                          Reservoir Capital Master Fund, L.P.
                          By:   Reservoir Capital Group, L.L.C., its
                                sole general partner

                          By:_________________________________
                             Name:
                             Title:


                          Richard E. Rainwater, an individual
                          By: Randy Chappel, as attorney-in-fact

                          By:_________________________________














                  [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

                                                                       Exhibit A
                                                                       ---------

        Purchaser              Series A Preferred     Series B Preferred            Series C Preferred         Total
                                Shares Purchased       Shares Purchased              Shares Purchased      Purchase Price
                                 A1           A2           B1        B2           C1          C2
                             Preferred    Preferred    Preferred  Preferred    Preferred   Preferred
                               Shares       Shares       Shares     Shares       Shares      Shares
Capital Z Financial          4,973.508    2,486.754                                                         $74,602,620
Services Fund II, L.P.*

Address:
54 Thompson Street
New York, NY 10012
Fax.: (212) 965-2301
Attn:  General Counsel

Capital Z Financial            26.492       13.246                                                            $397,380
Services Private Fund II,
L.P.*

Address:
Same as Capital Z
Financial Services Fund
II, L.P.l

Reservoir Capital                                        480.000       240.000                               $7,200,000
Partners Master Fund,
L.P**

Address:
c/o Reservoir Capital
Group, L.L.C.
650 Madison Avenue, 26th
Floor
New York, NY 10022
Fax.:  (212) 610-9020
Attn:  Chief Financial
Officer

Reservoir Capital                                       2,853.333     1,426.667                             $42,800,000
Partners, L.P.**

Address:
Same as Reservoir Capital
Partners Master Fund, L.P.

                                       47

        Purchaser              Series A Preferred     Series B Preferred            Series C Preferred         Total
                                Shares Purchased       Shares Purchased              Shares Purchased      Purchase Price
                                 A1           A2           B1        B2           C1          C2
                             Preferred    Preferred    Preferred  Preferred    Preferred   Preferred
                               Shares       Shares       Shares     Shares       Shares      Shares

Richard E. Rainwater***                                                            1,666.667    833.333     $25,000,000

Address:
777 Main Street
Suite 2250
Fort Worth, TX 76102
Fax: (817) 820-6650


TOTAL                        5,000.000    2,500.000     3,333.333     1,666.667    1,666.667    833.333     $150,000,000

Notices shall be delivered to the Purchasers as follows:

If to any Purchaser designed with a "*":

Capital Z Financial Services Fund II, L.P.
54 Thompson Street
New York, NY 10012
Facsimile No.: (212) 965-2301
Attn:  General Counsel

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Facsimile No.:  (212) 310-8007
Attn: Joseph T. Verdesca, Jr., Esq.

If to any Purchaser designated with a "**":

Reservoir Capital Partners, L.P.
c/o Reservoir Capital Group, L.L.C.
650 Madison Avenue, 26th Floor
New York, New York 10022
Facsimile No.:  (212) 610-9020
Attn:  Craig Huff
with a copy to:

Reservoir Capital Partners, L.P.
c/o Reservoir Capital Group, L.L.C.
650 Madison Avenue, 26th Floor
New York, New York 10022
Facsimile No.:  (212) 610-9020
Attn:  General Counsel

with a second copy to:

Reservoir Capital Partners, L.P.
c/o Reservoir Capital Group, L.L.C.
650 Madison Avenue, 26th Floor
New York, New York 10022
Facsimile No.:  (212) 610-9020
Attn:  Aaron Goldberg

If to any Purchaser designed with a "***":

Richard E. Rainwater
777 Main Street
Suite 2250
Fort Worth, TX 76102
Facsimile No.:  (817) 820-6650

with a copy to:

Thompson & Knight L.L.P.
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201
Facsimile No.:  (214) 969-1751
Attn: Jeffrey A. Zlotky

                                                                       Exhibit B
                                                                       ---------

              Description of Designations of Preferences and Rights

                                                                       Exhibit C
                                                                       ---------

                              Investment Agreement

                                                                       Exhibit D
                                                                       ---------

                         Form of Employee Waiver Letter